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                                                                    Exhibit 99.1

FOR RELEASE  NOVEMBER 13, 2000 AT 6:00 AM EST

CONTACT:
Western Multiplex
Karen J. Novak/Media Relations
408-542-5282
knovak@wmux.com
---------------
Nancy Huber/CFO
408-542-5225
nhuber@wmux.com
---------------
Adaptive Broadband
Stephanie Day/IR
408-743-3429
sday@adaptivebroadband.com
--------------------------

Editor's note: The company's conference call with analysts and institutional investors will be broadcast live over the Internet today at 10:30 am EST. Log on to http://www.wmux.com, click on "Investor Information" then on "Click here to
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listen to a live webcast of the call." The call will also be recorded and available for replay beginning mid-day 11/13/00. In the United States call:
888-203-1112 and enter pass code 750210. Outside the U.S. call: 719-457-0820 and enter pass code 750210.

             WESTERN MULTIPLEX AND ADAPTIVE BROADBAND COMBINING TO
                    CREATE A BROADBAND WIRELESS POWERHOUSE

     $645 Million Merger Begins Consolidation of Wireless Broadband Market

Sunnyvale, Calif.,--November 13, 2000--Western Multiplex Corporation (Nasdaq:
WMUX) and Adaptive Broadband Corporation (Nasdaq: ADAP) today announced that they have signed a definitive merger agreement in which Adaptive Broadband, a leader in the broadband fixed wireless point-to-multipoint market, will merge with Western Multiplex. Western Multiplex, also a leader in broadband fixed-wireless communication systems used by Internet Service Providers, telecommunications carriers and corporations, has agreed to issue stock valued at US$645 million (based on the Western Multiplex closing price for November 10, 2000) in the transaction. The merger underscores Western Multiplex's and Adaptive Broadband's strategy of consolidating the large and growing broadband fixed-wireless market in order to obtain the technological breadth and scale to meet the increasing demand for integrated products vendor stability, service, and support.

Jonathan Zakin, Chairman and Chief Executive Officer of Western Multiplex said, "The combination of Western Multiplex and Adaptive Broadband creates the broadest-based wireless infrastructure company in the world. As a leading provider of comprehensive end-to-end broadband fixed-wireless solutions, the combined company will now be able to offer point-to-point and point-to multipoint products for last mile access, campus and enterprise connectivity and wireless access backhaul. In addition, this combination will speed the time to market of Western Multiplex's wireless access concentrator - an integrated product that provides both a point-to-point and point-to-multipoint solution."

Under the terms of the agreement, which has been approved unanimously by the boards of directors of both companies, Adaptive Broadband will become a wholly owned subsidiary of Western Multiplex, with the company headquartered in Sunnyvale, California. On the closing of the merger, Adaptive Broadband's shareholders will receive a fixed exchange ratio of 1.345 Western Multiplex common shares for each share of Adaptive Broadband stock owned by them at such time. Based on the closing price of US$12.75 per common share of Western Multiplex on November 10, 2000, this represents a price of approximately $17.15 per share of Adaptive Broadband. The transaction, which is expected to close in the first quarter of 2001, will be tax-free to Adaptive Broadband's United States shareholders.

The transaction, which will be accounted for as a purchase, is expected to be accretive to Western Multiplex's cash earnings per share (earnings before amortization and other non-cash expenses) by the end of calendar year 2001 (excluding acquisition-related charges).

Jonanthan Zakin, Western Multiplex Chairman and CEO, will remain Chairman and CEO of the combined company. Following the close of the transaction, Frederick Lawrence, Adaptive Broadband Chairman and CEO will become a member of the combined company's board of directors. Adaptive Broadband President and COO Daniel Scharre will join Western Multiplex as President and COO, and will also serve on the combined company's board of directors.

Based in Sunnyvale, Calif., Adaptive Broadband is a leading provider of point to multipoint products with both ATM and IP interfaces based on TDD RF architecture. The company develops products in the UNII 5.x band for domestic applications, the 3.5 GHz band for international applications and the MMDS 2.5 GHz band for both domestic and international applications. Its end-user customers include Fuzion Wireless, BroadbandNow! and Global Pacific Wireless. Its strategic partners include Hitachi (Japan) and Casil Telecom (China).

"This transaction is the first step toward the consolidation of the wireless infrastructure industry, which is both fragmented and niche oriented," said Jonathan Zakin, Western Multiplex Chairman and CEO. "The combined company reinforces our belief that to best serve our customers, we need to provide full end-to-end wireless connectivity from the side of the Internet cloud or fiber ring to an end user's home or office. We believe this combination uniquely positions us to meet the needs of the major deployers of wireless networks."

"This transaction takes us to the next level of business opportunities," said Adaptive Broadband President and COO Daniel Scharre. "Western Multiplex enables us to give customers more choices for wireless connectivity, and we have complementary market-leading technology. We get the chance to join an industry leader that has been driving adoption of fixed-wireless, and we share a common philosophy and vision for the future."

The transaction is subject to customary closing conditions, including regulatory approvals the approval of the shareholders of both companies. WMC Holding LLC, a majority shareholder of Western Multiplex controlled by Ripplewood Holdings LLC and its affiliates, has agreed to vote in favor of the merger. In certain limited circumstances, the transaction may be terminated by either party following the shareholder votes if market conditions adversely affect the stock price of Western Multiplex.

About Western Multiplex Corporation
-----------------------------------

Western Multiplex Corporation (NASDAQ:WMUX) is a leader in broadband fixed-wireless communication systems used by leading Internet Service Providers, telecommunications carriers and corporations worldwide. The company's fixed-wireless telco and IP based systems address the growing need of service providers and end-users to rapidly and cost-effectively deploy high-speed communication networks for mobile communication backhaul, fiber extension, multi-tenant/multi-dwelling unit Internet access, enterprise, government and education campus connectivity and enable last mile access. The company's website is: www.wmux.com. For customer information, call toll free 800-404-9840. For the Western Multiplex Investor Information Service, call toll free at 877-9WMUX-IR (877-996-8947).

About Adaptive Broadband Corporation
------------------------------------
Adaptive Broadband (Nasdaq: ADAP) is a data networking solutions company that is developing leading-edge technology for the deployment of broadband wireless communication over the Internet. Its AB-Access platform is a leading commercial choice for fixed broadband wireless communication. AB-Access technology spans the frequency range from 2 to 42 GHz. While the first releases for AB-Access are for applications using the 5 GHz U-NII (Unlicensed National Information Infrastructure), 2.5 GHz MMDS (Multi-channel, Multipoint Distribution Service) and 3.5GHz (International WLL) products are also available. Additionally, Adaptive Broadband recently announced an LMDS (Local Multipoint Distribution Service) version of AB-Access. Currently being deployed at the ultra-high speed of 25Mbps, both transmitting and receiving, product capacity is planned to increase in 2001, as requested by customers. Currently positioned as a fixed offering, portable versions of AB-Access are planned to coincide with the expanded roll-outs of wireless broadband services in 2001. The company's website is www.adaptivebroadband.com.

SAFE HARBOR

This press release includes forward-looking information and statements that are subject to risks and uncertainties that could cause actual results to differ materially. These statements are often identified by words such as "expect" "anticipated" and "intend."

Statements regarding the expected date of completion of the transaction are subject to the risk that the closing conditions will not be satisfied, including the risk that regulatory approvals will not be obtained or that the stockholders of Western Multiplex or Adaptive Broadband will not approve the merger and that the merger will not be consummated.

Statements regarding the expected benefits of the transaction and the company's expected revenues and EBITA margins are subject to the following risks: that expected synergies will not be achieved; that that businesses will not be integrated successfully; that merger costs will be greater than expected; the inability to identify, develop and achieve success for new products, services and technologies; increased competition and its effect on the company's pricing and need for marketing; disruption from the merger making it more difficult to maintain relationships with customers, employees or suppliers; the inability to establish or renew relationships with advertising, marketing, technology, and product or component providers or suppliers; and to the general risks associated with the companies' businesses. For risks about Western Multiplex's business; see its Form S-1 filed on July 20, 2000 and subsequent Forms 10-Q and 8-K, and for risks about Adaptive Broadband's business, see its Form 10-K for the year ended June 30, 2000 and subsequent Forms 10-Q and 8-K, as well as its other SEC filings.

Investors and security holders are urged to read the joint proxy statement/prospectus regarding the merger when it becomes available because it will contain important information. The joint proxy statement/prospectus will be filed with the Securities and Exchange Commission by Western Multiplex and Adaptive Broadband. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when it is available) and other documents filed by Western Multiplex and Adaptive Broadband at the Commission's web site at www.sec.gov. The joint proxy statement/prospectus and these other documents may also be obtained for free from the parties.


 * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *
In addition to the joint proxy statement/prospectus, Western Multiplex and Adaptive Broadband file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information filed by Western Multiplex and Adaptive Broadband at the Securities and Exchange public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at any of the Commission's other public reference rooms in New York, New York and Chicago, Illinois. Western Multiplex's and Adaptive Broadband's filings with the Commission are also available to the public from commercial document-retrieval services and at the website maintained by the Commission at http://www.sec.gov.
                                            ------------------

Western Multiplex, Adaptive Broadband and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the security holders of Western Multiplex and Adaptive Broadband in favor of the merger. The directors and executive officers of Western Multiplex and their beneficial ownership of Western Multiplex common stock are set forth in the registration statement filed by Western Multiplex on Form S-1 on July 20, 2000. The directors and executive officers of Adaptive Broadband and their beneficial ownership of Adaptive Broadband common stock are set forth in the proxy statement for the 2000 annual meeting of Adaptive Broadband. In addition, in connection with signing the merger agreement, certain executive officers of

Adaptive Broadband have entered into employment agreements with Western Multiplex, upon completion of the merger, certain directors of Adaptive Broadband will become directors of Western Multiplex, the executive officers of Adaptive Broadband own options to purchase shares of Adaptive Broadband common stock which will become vested and exercisable in connection with the merger and Western Multiplex has agreed to provide indemnification and director and officer liability insurance coverage to the directors and executive officers of Adaptive Broadband following the merger. Security holders of Western Multiplex and Adaptive Broadband may obtain additional information regarding the interests of the foregoing people by reading the joint proxy statement / prospectus when it becomes available.

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